Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-183125, 333-176194, 333-133840, 333-128860, and 333-116952) and Form S-3 (No. 333-216070, 333-212597, and 333-211269) of The Walt Disney Company of our report dated November 21, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 21, 2018